UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2017

Bakken Resources, Inc.
(Exact name of registrant specified in charter)

Nevada	000-53632	26-2973652
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

825 Great Northern Boulevard, Expedition Block, Suite 304, Helena, MT 59601
(Address of principal executive offices, including Zip Code)

(406) 442-9444
Issuer’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Bakken Resources, Inc. (“Bakken,” the “Company,” “us,” “we,” “our”) issues this Current Report on Form 8-K in order to disavow two recent filings on Form 5 and Schedule 13D submitted by a Bakken shareholder named Allan Holms on February 13 and February 14 of 2017, respectively. Allan Holms’ filings improperly report that he acquired the 26,235,000 common shares from his recently deceased half-brother, Val M. Holms, by means of two transactions during the second half of 2016. These purported transactions took place following our May 5, 2016 announcement on Form 8-K, that our board terminated Val M. Holms as CEO for cause in part due to findings that he took a $200,000 kickback of company funds through his unauthorized activity. Allan Holms’ Form 5 and Schedule 13D filings in question also improperly identify Allan Holms as a director and officer of the Company, and the Company has concerns regarding authenticity of the stock power documentation underlying Allan Holms’ purported transactions. The Company requested that Allan Holms withdraw the Form 5 and Schedule 13D (or take similar action) filings by the close of business on February 16, 2017, and Allan Holms has not done so.

Allan Holms’ Recent Filings

The recent Form 5 and Schedule 13D improperly report Allan Holm accumulated 46.24% of our common stock in 26,236,000 shares from his half-brother Val M. Holms, also indicating that Allan Holms is both a director and officer of the Company. The Company does not recognize the purported transactions, nor does it recognize Allan Holms as a director or an officer. Each filing is explained below, followed by some of our reasons for disavowing them both.

Form 5 filed February 13, 2017

Allan Holms’ Form 5, filed February 13, 2017, indicates that Allan Holms became an officer, director, and an owner of the Company holding more than 10% following two transactions that transferred all 26,235,000 of Bakken common stock previously owned by Val M. Holms. Those two transactions are said to stem from: (1) an August 1, 2016 Representation Agreement for Val M. Holms to transfer 13,117,500 common shares to his half-brother Allan Holms, and (2) a December 10, 2016 Assignment Agreement for Val M. Holms to transfer his remaining 13,117,000 common shares to his half-brother Allan Holms. As consideration for the first transfer, Allan Holms hired a law firm with a $10,000 retainer for his half-brother Val M. Holms and agreed to split any amount the firm might recover. Allan’s Form 5 did not disclose any definite payment beyond $10,000, meaning that Allan Holms’ up front cost to acquire Val’s first 13,117,000 shares was roughly eight-one-hundredths of a cent ($0.00076) per share. Bakken’s stock was quoted at $0.13 on the date of the first transfer on August 1, 2016. As consideration for the second transfer, Allan Holms reportedly forgave a $1,088,000 debt owed by his half-brother Val M. Holms and generally released Val M. Holms from any past or future liability surrounding certain ongoing litigation. The Form 5 disclosed no definite payment beyond forgiving $1,088,000, meaning that Allan Holms’ up front cost to acquire the remaining 13,117,000 shares was roughly eight cents ($0.0829) per share. Bakken’s stock was quoted at $0.14 a day before the second transfer on December 10, 2016. For all 26,235,000 shares, Allan Holms’ average up front cost was roughly four cents ($0.0419). Substantially all of the consideration relies upon the existence of an alleged debt owed by one half-brother (Val M. Holms) to another (Allan Holms). The Company has no supporting documentation to evidence this debt, and Allan Holms' counsel claims that he lacks authority to provide it.

Schedule 13D filed February 14, 2017

Allan Holms’ Schedule 13D, filed February 14, 2017, discloses the same information as his Form 5 but also provides further information. The Schedule 13D indicates that Allan paid for Val M. Holms’ shares with personal funds, and that Allan Holms also previously acquired 355,000 shares from Jay Edington with personal funds on October 31, 2014. Item 5 of Allan’s Schedule 13D indicates that the purpose of these transactions was to replace our board with Allan and two others, which would then appoint Allan “as president of the Company.” The apparent basis for this claimed purpose was Allan’s attempted takeover of the Company on July 20, 2016, which we disclosed in a Current Report on Form 8-K filed July 26, 2016. As described in that Current Report, Allan Holms attempted takeover constituted triggering events under existing financing agreements that allowed one of our investors/lenders, Eagle Private Equity (“Eagle”), to exercise certain rights to obtain 600,000 shares of our Series A Preferred Stock, which has the voting power of 60 million shares of our common stock.

Why the Company Disavows Allan Holms’ Recent Form 5 and Schedule 13D

Bakken does not recognize the validity of Allan Holms’ purported transfers, nor does the Company recognize that Allan Holms was legally permitted to attempt such transfers in the first place. As described below, we question validity because the Medallion Signatures underlying documentation of both transfers cannot be verified, and we question legal permissibility to execute such transactions because injunctions from Nevada and Montana courts forbade such activity.

Medallion Transfer Guarantee

Both the Form 5 and Schedule 13D in question indicate that the two disclosed transactions relied on Stock Powers documents dated December 10, 2016. Each of the Stock Powers contained a Medallion Signature Guarantee mark. Such marks are part of widely-recognized programs – the Medallion Signature Guarantee programs – in which many American and Canadian transfer agent and financial institution participates. The purpose of these programs is to ensure authenticity and prevent fraud in the transfer of securities. Participating financial institutions will mark documents with special ink and thereby guaranty authenticity or else indemnify losses resulting from fraud.

Like most American transfer agents, our transfer agent – Nevada Agency and Transfer Company (“NATCO”) – requires a Medallion Signature Guarantee mark in order to process the kind of transfer that Allan Holms requested. The Medallion Signature Guarantee mark that Allan Holms provided to NATCO in early February of 2017 appeared to have been guaranteed by Washington Trust Bank (“WTB”). However, a letter from WTB’s in-house counsel dated February 9, 2017 stated: “This is to confirm that WTB is unable to verify the Medallion Stamps on the Holms transaction.” As of this filing, Allan Holms has not addressed this issue, and he has provided NATCO with no alternative documentation permitting NATCO to execute the transfers that Allan Holms reported in his Form 5 and Schedule 13D filings.

Outstanding Injunctions

Had Allan Holms provided NATCO with acceptable documentation, he would have done so in violation of outstanding injunctions issued by the Montana and, possibly, Nevada state courts.

A Montana restraining order issued on July 22, 2016 remains in place against Allan and Val Holms.1 It restrained Val M. Holms from taking any “action of any kind that could have a material detrimental impact on [Bakken’s] business/operations.” Val transferring 26,235,000 shares to Allan Holms in order to replace our board and management directly violated this restraint. The order also restrains, in relevant part, Allan Holms from “taking any actions on behalf of [Bakken] including attempts to replace [Bakken’s] Board, Corporate Officers or [Bakken’s] attorneys,” from “representing to any person or entity that [he is a] Director of [Bakken] with authority to conduct business or take actions on behalf of [Bakken],” from “attempting to act on behalf of [Bakken] in any manner whatsoever,” and from “taking any actions that could affect the business/operations of [Bakken] in any respect.” Allan Holms’ recent filings directly violate these restraints. The Form 5 and Schedule 13D was an assertion of Allan’s role as a director and officer with authority to act on behalf of the Company, and replacing both the board and management would clearly have an effect on our business operations.

A Nevada restraining order was also issued on July 22, 2016 and also remains in place.2 Allan Holms’ disclosures in this Form 5 and Schedule 13D is directly at odds with an existing Nevada restraining order where the Nevada court rules that “…the 60,000,000 [voting] shares held by Eagle Private Equity are the majority of voting shares of all BRI stock… and thus renders the subject takeover attempt ineffectual.”

The same Nevada court also ruled in the Company’s favor on June 27, 2016 concerning the Eagle transaction.3 After briefing, a day of argument, and testimony from the Company’s CFO, Dan Anderson, and Eagle’s principal, Carl George, the Nevada court issued a preliminary injunction in favor of the Company. Based on part upon finding Mr. Anderson’s and Mr. George’s testimony “credible and persuasive,” the court found that the Eagle transaction was in the best interests of the Company under the presumptions set forth in Nevada’s business judgment rule. The Nevada court, in so granting the Company’s preliminary injunction, dissolved an earlier temporary restraining order that it had granted in favor of Val Holms in the same case.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Allan Holms February 7, 2017 e-mail to Nevada Agency and Trust Company (with attachments)

Exhibit 99.2	February 9, 2017 e-mail from Washington Trust Bank's Counsel to Nevada Agency Trust and Company

Exhibit 99.3	February 14, 2017 e-mail with attachments from Bakken's corporate and securities counsel (Paul Law Group) to Allan Holms' counsel (Witherspoon Kelly)

Exhibit 99.4	Additional Paul Law Group e-mails dated February 14, 2017 to Witherspoon Kelley

Exhibit 99.5	Excerpted December 12, 2016 Montana hearing transcript extending Montana restraining order to present

Exhibit 99.6	November 1, 2016 Nevada court order extending Nevada restraining order to present

Exhibit 99.7	July 14, 2016 Nevada order dissolving Val Holms’ temporary restraining order issued against the Company regarding the transaction with Eagle Private Equity
____________________

1 On July 22, 2016 a Montana court issued a temporary restraining order against both Val and Allan Holms in response to Allan Holms’ attempted takeover on July 20, 2016. Bakken Resources Inc. v. Holms, Case No. CDV-2016-612, State of Montana, First Judicial District, Lewis and Clark County. The court then extended the restraining order on August 9, 2016. Id., Case No. CDV-2016-612, p. 138, transcript of proceedings (referencing the temporary restraining order to indicate that the court will “leave everything in place until we get the briefs in.”). The court then again extended the restraining order on December 20, 2016. Id., Case No. CDV-2016-612, p. 40-42, transcript of proceedings (discussing the restraining order in question, the court declared that it wants “to keep everything – the goal here is to keep everything in place, [to keep] the status quo in place.”). There have been no further proceedings in Montana to decide Bakken’s restraining order against Val and Allan.

2 The Nevada restraining order issued on July 22, 2016. Holms v. Bakken Resources Inc. et. al., State of Nevada, Second Judicial District, Washoe County, Case No. CV16-01086 (July 22, 2016), consolidated with Graiwer v. Holms, State of Nevada, Second Judicial District, Washoe County, Case No. CV14-00544. The Nevada court then extended its restraining order indefinitely on November 1, 2016 pending resolution of trial later in 2017. Id., Case No. CV14-00544, p. 2-3 (extending the temporary restraining order against Allan “though and including a formal decision following trial on the merits. . . ”).

3 See Graiwer v. Holms, State of Nevada, Second Judicial District, Washoe County, Case No. CV14-00544, June 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bakken Resources, Inc.

By:	/s/ Dan Anderson
Dan Anderson
Chief Financial Officer February 16, 2017